Exhibit 23.1

               Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 11, 1996, except for Note 11 which is as of March 27, 1996, which appears on page 37 of the Borders Group, Inc. Annual Report on Form 10-K for the year ended January 28, 1996. We also consent to the reference to us under the heading "Experts".


Price Waterhouse LLP
Detroit, MI
September 23, 1996